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                                                                       EXHIBIT 5


                               November 5, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  Donnelley Enterprise Solutions Incorporated
               Registration Statement on Form S-8
               ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Donnelley Enterprise Solutions Incorporated, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") relating to the offer and sale of 400,000 shares of common stock, par value $.01 per share, of the Company ("Shares") pursuant to the Company's 1996 Stock Incentive Plan (the "Incentive Plan") and 1996 Broad-Based Employee Stock Plan (the "Employee Stock Plan").

     We have examined and relied upon a copy of the Incentive Plan, the Employee Stock Plan and the Registration Statement. We have also examined the First Amended and Restated Certificate of Incorporation and the By-laws of the Company and all amendments thereto and the resolutions of the Board of Directors of the Company relating to the Incentive Plan, the Employee Stock Plan and the Registration Statement.

     In this connection, we have examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and others, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

     Based upon the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware; and

          2. Each Share will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) such Share shall have been duly issued and sold in the manner contemplated by the Incentive Plan or the Employee Stock Plan, as the case may be; and (iii) a certificate representing such Share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the applicable Plan.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of shares of Common Stock.

     This opinion is limited to the Securities Act and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,



                                     /s/ Sidley & Austin